UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51133	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 950

San Diego, CA 92122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 9, 2006, the Board of Directors of the Registrant appointed Jeff Himawan, Ph.D., to the Board of Directors of the Registrant. Dr. Himawan brings to the Registrant a broad range of expertise developed by more than 15 years of experience as a scientist, entrepreneur and venture capitalist. Dr. Himawan has led investments in, and currently also serves on the boards of, Symphogen, Iomai and Light Sciences Oncology. Dr. Himawan joined Essex Woodlands Health Ventures as a Managing Director in 2001. One of the investment funds that Essex Woodlands Health Ventures manages is currently a significant holder of the Registrant’s common stock. Prior to joining Essex Woodlands Health Ventures, Dr. Himawan was Managing Director and Co-founder of Seed-One Ventures, where he managed the early corporate development of Elusys Therapeutics and Sensatex. Prior to Seed-One, he was a scientist in academic and industrial settings. Dr. Himawan holds a B.S. in biology from the Massachusetts Institute of Technology and a Ph.D. in biological chemistry and molecular pharmacology from Harvard University.

Item 8.01	Other Events.

On January 12, 2006, the Registrant announced the appointment of Jeff Himawan to its board of directors.

Attached as Exhibit 99.1 hereto and incorporated herein by reference in its entirety is the press release issued by the Company on January 12, 2006.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	Press Release issued January 12, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2006.

MEDICINOVA, INC.

By:	/s/ Shintaro Asako
Shintaro Asako
Vice President, Accounting and Administration

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued January 12, 2006.

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